Exhibit 99.1

LETTER FROM THE CHAIRMAN OF MAGELLAN PETROLEUM
CORPORATION
Dear MPAL Shareholder,
Compulsory Acquisition of your Shares
Magellan Petroleum Corporation (ARBN 117 452 454) (MAGELLAN) has received acceptances for more than 90% of the ordinary shares (MPAL Shares) in Magellan Petroleum Australia Limited (ACN 009 728 581) (MPAL) under its offer which closed on Friday 12 May 2006. Prior to the close of the offer Magellan did not receive an acceptance form from you and Magellan is now entitled to compulsorily acquire your MPAL Shares.
The acquisition will occur on the same terms (including consideration) as those offered under the recent offer.
Enclosed is a formal notice of compulsory acquisition under the Corporations Act.
If you have any questions about compulsory acquisition, please consult your financial or other professional adviser.
Yours sincerely
/s/ Walter McCann
Walter McCann
Chairman
Magellan Petroleum Corporation
10 Columbus Boulevard
Hartford, CT 06105
United States of America

Magellan Petroleum Corporation
(ARBN 117 452 454)

Form 6021
Australian Securities & Investments Commission
Notice of compulsory acquisition following a takeover bid	Corporations Act 2001
661B(1)(a)
Securities of Magellan Petroleum Australia Limited (ACN 009 728 581) (the Company)
1.	Under an Off Market Bid an offer (Offer) was made by Magellan Petroleum Corporation (ARBN 117 452 454) (Bidder) in respect of the acquisition of all the ordinary shares in the Company. The Offer closed at 7.00pm (Sydney time) on 12 May 2006.
2.	You are, or are entitled to be, registered as the holder of securities in respect of which the Offer was made, but have not accepted the Offer.
3.	The Bidder hereby gives you notice under subsection 661B(1) of the Corporations Act 2001 (the Act) that the Bidder has become entitled pursuant to subsection 661A(1) of the Act to compulsorily acquire your securities and desires to acquire those securities.
4.	Under section 661D of the Act, you have the right, by notice in writing to the Bidder* within one month after this notice is lodged with ASIC, to ask the Bidder for a written statement of the names and addresses of all other shareholders the Bidder has given this notice to.
5.	If your registered address is in Australia, you are entitled, within one month after being given this notice, or within 14 days after being given a statement requested under section 661D of the Act (as referred to in paragraph 4 of this notice), whichever is the later, by notice in writing to the Bidder*, to elect which of the following forms of consideration will apply to the acquisition of your securities:
(a)	shares in the Bidder (Magellan Shares); or

(b)	CHESS Depository Interests in the Bidder (Magellan CDIs).
If you do not elect which of the alternative forms of consideration will apply to the acquisition of your securities, the form of consideration that will apply will be Magellan CDIs. If your registered address is in the United States there is no election and you will receive Magellan Shares. If your registered address is in neither Australia nor the United States, Magellan CDIs to which you would otherwise be entitled will be issued to the appointed nominee for disposal and the proceeds (less costs) remitted to you in the same manner as outlined in the original Bidder’s Statement dated 16 December 2005.
6.	Under section 661E of the Act, you have the right, within one month after being given this notice or within 14 days after being given a statement requested under section 661D of the Act (as referred to in paragraph 4 of this notice), whichever is the later, to apply to the Court for an order that the securities not be compulsorily acquired.
7.	The Bidder is entitled and bound to acquire the securities on the terms that applied under the Offer immediately before this notice was given.
8.	Unless on application made by you under 661E within one month after being given this notice (as referred to in paragraph 6 of the notice) or within 14 days after being given a statement under section 661D of the Act (as referred to in paragraph 4 of this notice), whichever is the later, the Court otherwise orders, the Bidder must comply with paragraph 7 of this notice.

Signed by:	Walter J. McCann	Capacity:	Director
		Date:	19 May 2006
Signature:	/s/ Walter J. McCann
*	All correspondence should be directed to Computershare Investor Services, GPO Box 1326, Adelaide, SA 5001.